EXHIBIT 10.5

Exhibit A
FORM OF SELECTED DEALER AGREEMENT
WITH CAREY FINANCIAL, LLC

To:

RE:	CAREY CREDIT INCOME FUND
Ladies and Gentlemen:
Carey Financial, LLC (the “Dealer Manager”) entered into a dealer manager agreement, dated as of July 17, 2015 (the “Dealer Manager Agreement”), with Carey Credit Income Fund (the “Master Fund”), Carey Credit Income Fund 2016 T (“CCIF 2016 T”) and each additional Feeder Fund (as defined below), each a Delaware statutory trust, and receipt of a copy of the Dealer Manager Agreement is hereby acknowledged by Selected Dealer (as defined in Section 2 below).
The Master Fund is a specialty finance company that intends to elect to be regulated as a business development company, or BDC, under the Investment Company Act of 1940 (the “1940 Act”). The Master Fund also intends to qualify annually, beginning with its first taxable year, as a regulated investment company, or a RIC, under the Internal Revenue Code of 1986, as amended (the “Code”). CCIF 2016 T and other investment funds that will be created from time to time and will have the same investment objectives as CCIF 2016 T, are sometimes referred to in this Selected Dealer Agreement (this “Agreement”) in the singular as the “Feeder Fund” or collectively as the “Feeder Funds.” CCIF 2016 T and the additional Feeder Funds each will invest substantially all of its assets in the common shares of the Master Fund. All additional Feeder Funds will generally offer their common shares on the same basis as CCIF 2016 T, and the common shares offered by CCIF 2016 T and the additional Feeder Funds are sometimes referred to in this Agreement in the singular as a “Share” and in the aggregate as the “Shares.”
This Agreement is intended to cover the offer and sale of Shares by CCIF 2016 T and each additional Feeder Fund, if any, designated by the Dealer Manager on Schedule IV to this Agreement, as it may be amended from time to time, on the terms and conditions set forth in each Feeder Fund’s respective Prospectus (as defined below). While the Master Fund will be continuously offered and have an infinite life, CCIF 2016 T and each additional Feeder Fund will have a finite offering period and a finite term as set forth in its Prospectus. Under the Dealer Manager Agreement, the Dealer Manager agreed to use its best efforts to sell or cause to be sold the Shares of CCIF 2016 T and each additional Feeder Fund in such quantities and to such persons in accordance with such terms as are set forth in the Dealer Manager Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings therefor as in the Dealer Manager Agreement.
In connection with the performance of the Dealer Manager’s obligations under Section 3 of the Dealer Manager Agreement, the Dealer Manager is authorized to retain the services of securities dealers (the “Selected Dealers”) who are members of the Financial Industry Regulatory Authority (“FINRA”) to solicit subscriptions for Shares in connection with each Feeder Fund’s public offering. You are hereby invited to become a Selected Dealer and, as such, to use your reasonable best efforts to solicit subscribers for Shares of CCIF 2016 T and each additional Feeder Fund designated on Schedule IV to this Agreement in accordance with the following terms and conditions of this Agreement:

1.	Registration Statement.

(a)
Registration Statement and Prospectus. A Registration Statement on Form N-2, including a preliminary prospectus, has been or will be filed with the Securities and Exchange Commission (the “Commission”), in accordance with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”) for the registration of the offering of CCIF 2016 T and each additional Feeder Fund. The Registration Statement on Form N-2 and the prospectus contained therein for CCIF 2016 T and each additional Feeder Fund, respectively, as declared effective by the Commission (the “Effective Date”), and as may be supplemented from time to time, are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus”, except that:

(i)
if a Feeder Fund files a post-effective amendment to such Registration Statement, then the term “Registration Statement” shall, from and after the declaration of the effectiveness of such post-effective amendment by the Commission, refer to such Registration Statement as amended by such

Carey Financial, LLC	1	Selected Dealer Agreement

post-effective amendment, and the term “Prospectus” shall refer to the amended prospectus, as may be supplemented from time to time, then on file with the Commission; and

(ii)
if the prospectus filed by a Feeder Fund pursuant to Rule 497(c) of the Securities Act Rules and Regulations shall differ from the prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, shall have become effective, then the term “Prospectus” shall refer to such prospectus filed pursuant to Rule 497(c), as the case may be, from and after the date on which it shall have been filed. The term “preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Feeder Fund’s respective Shares as contemplated by Rule 430 or Rule 430A of the Securities Act Rules and Regulations included at any time as part of the Registration Statement.

As used herein, the terms “Registration Statement”, “preliminary Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. As used herein, the term “Effective Date” also shall refer to the effective date of each post-effective amendment to the Registration Statement, unless the context otherwise requires.

2.	Compliance with Applicable Rules and Regulations; License and Association Membership.
Upon the acceptance of this Agreement by Selected Dealer, the undersigned securities dealer will become one of the “Selected Dealers” referred to in the Dealer Manager Agreement, on a non-exclusive basis, and is referred to herein as “Selected Dealer.” Selected Dealer agrees that solicitation and other activities by it hereunder shall comply with, and shall be undertaken only in accordance with, the terms of the Dealer Manager Agreement, the terms of this Agreement, the Securities Act, the Securities Act Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”), the Blue Sky Survey (as defined below), the FINRA Rules applicable to the offering of CCIF 2016 T and each additional Feeder Fund from time to time in effect, specifically including, but not in any way limited to, NASD Conduct Rules 2340 (Customer Account Statements) and 2420 (Dealing with Non-Members), and FINRA Rules 2111 (Suitability), 2310 (Direct Participation Programs), 5130 (Restrictions on the Purchase and Sale of Initial Equity Public Offerings), and 5141 (Sale of Securities in a Fixed Price Offering), and the provisions of Article III.C. of the Omnibus Guidelines of the North American Securities Administrators Association, Inc., as revised and amended on May 7, 2007 and as may be further revised and amended related to the sale of Business Development Companies (the “NASAA Guidelines”).
Selected Dealer’s acceptance of this Agreement constitutes a representation to the Master Fund, CCIF 2016 T and each additional Feeder Fund in which Shares are then being offered by Selected Dealer pursuant to this Agreement and to the Dealer Manager that Selected Dealer is a properly registered or licensed broker-dealer, duly authorized to sell the Shares under federal and state securities laws and regulations in all states where it offers or sells Shares, and that it is a member in good standing of FINRA. Selected Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule I to this Agreement and that its independent contractors and registered representatives have the appropriate licenses to offer and sell the Shares in such jurisdictions. Further, Selected Dealer agrees that with respect to any invitation extended by Dealer Manager to make offers and sales of the Shares of additional Feeder Funds (as shown on Schedule IV to this Agreement), Selected Dealer will acknowledge its acceptance of the invitation for additional Feeder Fund(s) in which it elects to participate by executing Schedule II, as it may be amended from time to time, and returning it to the Dealer Manager at the address provided in Section 15(c) herein.
This Agreement shall automatically terminate with no further action by either party if Selected Dealer ceases to be a member in good standing of FINRA or with the securities commission of the state in which Selected Dealer’s principal office is located. Selected Dealer agrees to notify the Dealer Manager immediately if Selected Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which Selected Dealer is currently registered or licensed.

3.	Limitation of Offer; Investor Suitability.

(a)	Investor Suitability. Selected Dealer will offer Shares in CCIF 2016 T and the additional Feeder Funds only:

(i)	to persons that meet the financial qualifications set forth in the Feeder Fund’s Prospectus or in any suitability letter or memorandum sent to it by the Feeder Fund or the Dealer Manager; and

(ii)
in accordance with Section 8, to persons in the jurisdictions in which it is advised in writing by the Feeder Fund or the Dealer Manager that the Feeder Fund’s Shares are qualified for sale or that qualification is not required (the “Blue Sky Survey”).

Carey Financial, LLC	2	Selected Dealer Agreement

Notwithstanding the qualification (or exemption therefrom) of a Feeder Fund’s Shares for sale in any respective jurisdiction, Selected Dealer will not offer Shares and will not permit any of its registered representatives to offer Shares in any jurisdiction unless both Selected Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Shares, Selected Dealer shall comply with the provisions of the FINRA Rules, as well as other applicable rules and regulations relating to suitability of investors, including, but not limited to, the provisions of Section III.C. of the NASAA Guidelines.
In offering the sale of Shares of CCIF 2016 T and the additional Feeder Funds to any person, Selected Dealer will have reasonable grounds to believe (based on such information obtained from the investor concerning the investor’s age, investment objectives, other investments, financial situation, needs or any other information known by Selected Dealer after due inquiry) that: (A) such person is in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus, including the tax benefits where they are a significant aspect of the Feeder Fund; (B) the investor has a fair market net worth sufficient to sustain the risks inherent in the Feeder Fund, including loss of investment and lack of liquidity; (C) the purchase of the Shares is otherwise suitable for such person; and (D) such person meets the suitability standards set forth in the Prospectus and imposed by the state in which the investment by such investor is made. Selected Dealer further will use its best efforts to determine the suitability and appropriateness of an investment in the Shares of each proposed investor solicited by a person associated with Selected Dealer by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereinafter established. In making the determinations as to financial qualifications and as to suitability required by the NASAA Guidelines, Selected Dealer may rely on representations from investment advisers who are not affiliated with Selected Dealer, banks acting as trustees or fiduciaries, and information it has obtained from a prospective investor, including such information as the investment objectives, other investments, financial situation and needs of the proposed investor, or any other information known by Selected Dealer after due inquiry.
Notwithstanding the foregoing, Selected Dealer shall not execute any transaction with CCIF 2016 T or any additional Feeder Fund in a discretionary account without prior written approval of the transaction by the customer.

(b)
Maintenance of Records. Selected Dealer shall maintain, for at least six years or for a period of time not less than that required in order to comply with all applicable federal, state and other regulatory requirements, whichever is later, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale by it of the Shares in CCIF 2016 T and each additional Feeder Fund (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation of the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards. Selected Dealer may satisfy its obligation by contractually requiring such information to be maintained by the investment advisers or banks discussed above. Selected Dealer further agrees to comply with the record keeping requirements of the Exchange Act, including, but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Selected Dealer agrees to make such documents and records available to the Dealer Manager, the Master Fund and the Feeder Fund upon request, and representatives of the Commission, FINRA and applicable state securities administrators upon Selected Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.

4.	Delivery of Prospectus and Approved Sales Literature.

(a)	Delivery of Prospectus and Approved Sales Literature. Selected Dealer will:

(i)
deliver a Prospectus, as then supplemented or amended, for the Feeder Fund in which Shares are then being offered to each person who subscribes for Shares at least five business days prior to the completion of the sale, which is or will be included as Annex B to the Feeder Fund’s subscription agreement (the “Subscription Agreement”);

(ii)
promptly comply with the written request of any person for a copy of the Prospectus, as then supplemented or amended, during the period between the initial Effective Date and the termination of the Feeder Fund’s offering;

(iii)	deliver to any person, in accordance with applicable law or as prescribed by any state securities administrator, a copy of any prescribed document included within or incorporated by reference in

Carey Financial, LLC	3	Selected Dealer Agreement

the Feeder Fund’s Registration Statement and any supplements thereto during the course of the offering;

(iv)	not use any sales materials in connection with the solicitation of purchasers of the Shares in a Feeder Fund except Approved Sales Literature;

(v)
to the extent a Feeder Fund provides Approved Sales Literature, not use such materials unless accompanied or preceded by the Prospectus, as then currently in effect, and as may be supplemented in the future; and

(vi)
not give or provide any information or make any representation or warranty other than information or representations contained in the Prospectus or the Approved Sales Literature. Selected Dealer will not publish, circulate or otherwise use any other advertisement or solicitation material in connection with the offering of Shares in any Feeder Fund without the Dealer Manager’s express prior written approval.

(b)
Agency is Not Created. Nothing contained in this Agreement shall be deemed or construed to make Selected Dealer an employee, agent, representative or partner of the Dealer Manager, the Master Fund, CCIF 2016 T or any additional Feeder Fund, and Selected Dealer is not authorized to act for the Dealer Manager, the Master Fund, CCIF 2016 T or any additional Feeder Fund.

(c)
Documents Must Be Accompanied or Preceded by a Prospectus. Selected Dealer will not send or provide amendments or supplements to any Prospectus or any Approved Sales Literature to any investor unless it has previously sent or provided a Prospectus and all amendments and supplements thereto to that investor or has simultaneously sent or provided a Prospectus and all amendments and supplements thereto with such Prospectus, amendment, supplement or Approved Sales Literature.

(d)
Broker-Dealer Use Only Material. Selected Dealer will not show to or provide any investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only,” “institutional” or otherwise bears a legend denoting that it is not to be used in connection with the offer or sale of Shares to members of the public.

(e)
Copies of Prospectuses and Approved Sales Literature. The Dealer Manager will supply Selected Dealer with reasonable quantities of the Prospectus for CCIF 2016 T and each additional Feeder Fund in which Shares are then being offered (including any supplements thereto), as well as any Approved Sales Literature, for delivery to investors.

(f)
Prospectus Delivery Requirement. Selected Dealer shall furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act.

5.	Submission of Orders; Right to Reject Orders.

(a)
Minimum Investment. Subject to certain individual state requirements, Shares may be sold only to investors who initially purchase the minimum number of Shares, as described in the Prospectus. With respect to Selected Dealer’s participation in any resales or transfers of the Shares, Selected Dealer agrees to comply with any applicable requirements set forth in Section 2 of this Agreement and to fulfill the obligations pursuant to FINRA Rule 2310.

(b)
Escrow Agreement. The Dealer Manager and each Feeder Fund have entered into, or will enter into an agreement to escrow subscription proceeds (“Escrow Agreement”) pending the acceptance of subscribers as Shareholders. UMB Bank, N.A. has been selected as the agent (“Escrow Agent”) to manage the escrow account (“Escrow Account”). In connection with each sale, an Order Form together with a check payable to either one of : UMB Bank N.A., as Escrow Agent for Carey Credit Income Fund - I, or UMB Bank N.A., as Escrow Agent for Carey Credit Income Fund ____ T, or UMB Bank, N.A., as Escrow Agent for any additional Feeder Fund in which Shares are then being offered, as described in the Feeder Fund’s Prospectus shall be transmitted to the transfer agent, as further described below, at the address provided in the Order Form.

When Selected Dealer’s internal supervisory procedures are conducted at the site at which the Order Form and check were initially received by Selected Dealer from the subscriber, Selected Dealer shall transmit the Order Form and check to the transfer agent by the end of the next business day following receipt of the check and Order Form. When, pursuant to Selected Dealer’s internal supervisory procedures, Selected Dealer’s final internal supervisory procedures are conducted at a different location (the “Final Review Office”), Selected Dealer shall transmit the check and Order Form to the Final Review Office by the end of the next business day following Selected Dealer’s receipt of the Order Form and check. The Final Review Office, by the end of

Carey Financial, LLC	4	Selected Dealer Agreement

the next business day following its receipt of the Order Form and check, will forward the Order Form and check to the transfer agent. If any Order Form solicited by Selected Dealer is rejected by the Dealer Manager, or the Feeder Fund, then the Order Form and check will be returned to the rejected subscriber within 10 business days from the date of rejection.
Subject to the foregoing, Selected Dealer shall forward original checks together with an original Order Form, executed and initialed by the subscriber as provided for in the Order Form, to the transfer agent in the following form: “Carey Credit Income Fund __ c/o DST Systems, Inc., as agent for UMB Bank N.A.” at the address provided in the Order Form.

(c)
Acceptance and Confirmation. All orders, whether initial or additional, are subject to acceptance by and shall become effective upon confirmation by the Feeder Fund in which Shares are then being offered or the Dealer Manager, each of which reserve the right to reject any order in their sole discretion for any or no reason. Orders not accompanied by the required instrument of payment for Shares may be rejected. Issuance and delivery of a Share will be made only after a sale of a Share is deemed by the Feeder Fund to be completed in accordance with Section 3(c) of the Dealer Manager Agreement.

If an order is rejected, cancelled or rescinded for any reason, then Selected Dealer will return to the Dealer Manager any selling commissions, Dealer Manager Fees, or other compensation theretofore paid or reallowed by the Dealer Manager to Selected Dealer with respect to such order, and if Selected Dealer fails to so return any such selling commissions, Dealer Manager Fees, or other compensation, the Dealer Manager shall have the right to offset such amounts owed against future selling commissions, Dealer Manager Fees, or other compensation due and otherwise payable to Selected Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

6.	Selected Dealer Compensation.

(a)
Selling Commissions. Subject to the terms and conditions set forth herein and in the Dealer Manager Agreement and, subject to any discounts and other special circumstances described in the “The Offering/Plan of Distribution” section of the Prospectus for CCIF 2016 T and each additional Feeder Fund, the Dealer Manager shall pay a selling commission to Selected Dealer in the percentage of the gross proceeds from the Shares sold by it and accepted and confirmed by the Feeder Fund as set forth in Schedule II to this Agreement. For purposes of this Section 6(a), Shares are “sold” only if an executed Subscription Agreement is accepted by the Feeder Fund and it has thereafter paid the selling commission to the Dealer Manager in connection with such transaction. Selected Dealer hereby waives any and all rights to receive payment of selling commissions due until such time as the Dealer Manager is in receipt of the selling commission from the Feeder Fund for specific Shares sold that are applicable to this Agreement. Selected Dealer affirms that the Dealer Manager’s liability for selling commissions payable, if any, with respect to any Feeder Fund is limited solely to the proceeds of selling commissions receivable that is due to the Dealer Manager in connection with any Shares of such Feeder Fund sold by such Selected Dealer pursuant to this Agreement.

(b)	DRIP Sales. Selected Dealer acknowledges and agrees that no selling commissions will be paid for sales of any Feeder Fund’s distribution reinvestment plan (“DRIP”) Shares.

(c)
Dealer Manager’s Authority to Issue Confirmation. Notwithstanding the foregoing, it is understood and agreed that no commission shall be payable with respect to particular Shares if the Dealer Manager or the Feeder Fund rejects a proposed subscriber’s Subscription Agreement. Accordingly, Selected Dealer shall have no authority to issue a confirmation (pursuant to Exchange Act Rule 10b-10) to any subscriber; such authority resides solely in the Dealer Manager, as the Dealer Manager and processing broker-dealer.

(d)
Reallowance of Portion of Dealer Manager Fee and Distribution and Shareholder Servicing Fees. With respect to CCIF 2016 T, and any other Feeder Fund, the Dealer Manager may, in its sole discretion, re-allow a portion of the Dealer Manager Fee received by it to Selected Dealer as a marketing support fee (the "Marketing Fee") for the sale of the Shares of the Feeder Fund accepted and confirmed by the Feeder Fund set forth in Schedule II.

Eligibility to receive the Marketing Fee is conditioned upon the Selected Dealer’s compliance with one or more of the following conditions. Any determination regarding the Selected Dealer’s compliance with the listed conditions will be made by the Dealer Manager, in its sole discretion.

(i)	The Selected Dealer has marketing and support personnel (telemarketers, marketing director, etc.) who assist the Dealer Manager’s marketing team;

(ii)	The Selected Dealer has and uses marketing communications vehicle(s) to promote the fund. Vehicles may include, but are not restricted to, newsletters, conference calls, internal mail, etc.;

Carey Financial, LLC	5	Selected Dealer Agreement

(iii)	The Selected Dealer will respond to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax, annual reports, reinvestment and redemption rights and procedures;

(iv)	The Selected Dealer will assist investors with reinvestments and repurchases; and/or

(v)	The Selected Dealer will provide other services requested by investors from time to time and will maintain the resources necessary to adequately service investors.
Additionally, the Dealer Manager, in its sole discretion, may re-allow a distribution and shareholder servicing fee (“Distribution and Shareholder Servicing Fee”) from any Feeder Fund in which a Distribution and Shareholder Servicing Fee is permitted in “The Offering/Plan of Distribution” section of the Feeder Fund’s Prospectus. Beginning the first calendar quarter after the close of a Feeder Fund’s primary offering, the Distribution and Shareholder Servicing Fee will be calculated quarterly in an amount as set forth in such Feeder Fund’s Prospectus of the net purchase price per Share or, once reported, the amount of the estimated NAV per share for the Shares. The Distribution and Shareholder Servicing Fee will accrue daily and be paid quarterly in arrears by the Feeder Fund out of that fund’s assets as described in its Prospectus. Notwithstanding, upon the date, if any, the Dealer Manager is notified that the Selected Dealer who sold the Shares giving rise to the Distribution and Shareholder Servicing Fee is no longer the broker-dealer of record with respect to such Shares, then such Selected Dealer’s entitlement to the Distribution and Shareholder Servicing Fee related to such Shares shall cease, and such Selected Dealer shall not receive the reallowance of the Distribution and Shareholder Servicing Fee for any portion of the quarter in which such Selected Dealer is not the broker-dealer of record on the last day of the quarter. Thereafter, such Distribution and Shareholder Servicing Fee may be reallowed by the Dealer Manager to the then-current broker-dealer of record of the Shares, if any, if such broker-dealer of record has been designated and has entered into a Selected Dealer Agreement with the Dealer Manager that provides for such reallowance in connection with such Feeder Fund. All determinations regarding the reallowance of the Distribution and Shareholder Servicing Fee will be made by the Dealer Manager in good faith in its sole discretion. The Selected Dealer agrees to promptly notify the Dealer Manager upon becoming aware that it is no longer the broker-dealer of record to any or all of the Shares sold by the Selected Dealer. Payment of the Distribution and Shareholder Servicing Fee with respect to the Shares sold in a Feeder Fund’s primary offering will terminate on the earlier of:

(i)
the date at which, in the aggregate, underwriting compensation from all sources, including the Distribution and Shareholder Servicing Fee and any organization and offering fee paid for underwriting and underwriting compensation paid in the offering, equals 10% of the gross proceeds from the primary offering (i.e., the gross proceeds from the offering excluding proceeds from sales of Shares pursuant to a DRIP), calculated as of the same date that the Feeder Fund calculates the aggregate Distribution and Shareholder Servicing Fee; and

(ii)	the date at which a liquidity event occurs as described in the Prospectus of the Feeder Fund.
The Dealer Manager shall be responsible for tracking compliance with FINRA’s 10% underwriting compensation limit and reporting such information to the Feeder Funds.
In connection with the Selected Dealer’s receipt of the Distribution and Shareholder Servicing Fee, the Selected Dealer agrees to provide the following support services to clients who may from time to time beneficially own Shares for which the Selected Dealer is receiving the Distribution and Shareholder Servicing Fee:

(i)	assisting in establishing and maintaining accounts and records relating to clients;

(ii)	processing repurchase, dividend, and distribution payments from the Feeder Fund on behalf of clients;

(iii)	in connection with client subscriptions for initial and subsequent investments in the Feeder Fund, arranging for bank wires following notification to the Feeder Fund;

(iv)	responding to client inquiries relating to the services performed by the Selected Dealer;

(v)	responding to routine inquiries from clients concerning their investments in Shares;

(vi)	assisting clients in changing account designations and addresses;

(vii)	assisting clients in such clients’ processing of repurchase requests; and

(viii)	providing such other similar services as the Feeder Fund may reasonably request to the extent the Selected Dealer is permitted to do so under applicable statutes, rules and regulations.
By Selected Dealer’s written acceptance of Schedule II, the Selected Dealer agrees to and does release, indemnify and hold each Feeder Fund harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by the Selected Dealer or its officers, employees or agents regarding Selected Dealer’s responsibilities hereunder or the purchase, redemption, transfer or registration of Shares for which the Selected Dealer is receiving the Distribution and Shareholder Servicing Fee (or orders

Carey Financial, LLC	6	Selected Dealer Agreement

relating to the same) by or on behalf of clients, except such requests, directions, actions or inactions in reliance upon or related to the printed materials supplied by the Feeder Fund. The Selected Dealer and its employees will, upon request, be available during normal business hours to consult with the applicable Feeder Fund or its designees concerning the performance of its responsibilities.
The Selected Dealer will furnish CCIF 2016 T or the additional Feeder Fund or its designees with such information as CCIF 2016 T or the additional Feeder Fund or its designees may reasonably request (including, without limitation, periodic certifications confirming the provision to clients of the services described herein) and will otherwise cooperate with the fund and its designees (including, without limitation, any auditors designated by the fund), in connection with the preparation of reports to the fund’s Board of Trustees concerning Schedule II and the monies paid or payable by the fund pursuant thereto, as well as any other reports or filings that may be required by law.
Any such provision for the reallowance of a portion of the Dealer Manager Fee as a Marketing Fee and the reallowance of a portion or all of the Distribution and Shareholder Servicing Fees shall be referenced in a Schedule II to this Agreement.
The Dealer Manager may, in its sole discretion, request a Feeder Fund in which Shares are then being offered to reimburse the Selected Dealer for reasonable accountable bona fide due diligence expenses, provided such expenses have actually been incurred, are supported by detailed and itemized invoices provided to the Feeder Fund and the Dealer Manager, and the Feeder Fund or the Dealer Manager had previously given its prior written approval of incurrence of such expenses.

(e)
Marketing Expenses. Certain marketing expenses, such as Selected Dealer conferences, may be advanced to Selected Dealer and later deducted from the portion of the Dealer Manager Fee re-allowed to that Selected Dealer. If the offering of Shares in a Feeder Fund is not consummated, Selected Dealer will repay any such advance to the extent not previously expended on marketing expenses. Any such advance shall be deducted from the maximum amount of the Dealer Manager Fee that may otherwise be re-allowable to Selected Dealer.

Notwithstanding anything herein to the contrary, as to any Feeder Fund, Selected Dealer will not be entitled to receive any Dealer Manager Fee and/or Distribution and Shareholder Servicing Fee which would cause the aggregate amount of selling commissions, dealer manager fees, Distribution and Shareholder Servicing Fees and other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) received by the Dealer Manager and all Selected Dealers to exceed 10.0% of the gross proceeds raised from the sale of Shares in the Feeder Fund’s primary offering.

(f)
Limitations on Dealer Manager’s Liability for Commissions. The Master Fund, CCIF 2016 T and each additional Feeder Fund will not be liable or responsible to Selected Dealer for the payment of any selling commissions or any reallowance of Dealer Manager Fees to Selected Dealer. It is the sole and exclusive responsibility of the Dealer Manager for the payment of selling commissions or any reallowance of Dealer Manager Fees to Selected Dealer.

Selected Dealer hereby waives any and all rights to receive payments of selling commissions and the reallowance of the Marketing Fee and the Distribution and Shareholder Servicing Fee, if applicable, until the Dealer Manager is in receipt of the related selling commissions and Dealer Manager Fee and the Distribution and Shareholder Servicing Fee, if applicable, from a Feeder Fund in which Shares are then being offered. Selected Dealer acknowledges and agrees that the Dealer Manager’s liability for selling commissions and any Marketing Fee and Distribution and Shareholder Servicing Fee payable to Selected Dealer with respect to any Feeder Fund is limited solely to selling commissions received, the portion of the Dealer Manager Fee which represents the Marketing Fee, and the Distribution and Shareholder Servicing Fee, if any, received by the Dealer Manager from such Feeder Fund in connection with Selected Dealer’s sale of the Feeder Fund’s Shares pursuant to this Agreement.

(g)
RIA Sales. In the event Selected Dealer has an affiliated registered investment advisor (“RIA”) which is recommending the purchase of Shares to an investor who has agreed to pay compensation for investment advisory or other financial services and the Selected Dealer elects to waive the selling commissions and the Marketing Fee, none of which will be due or paid on the sale to the Selected Dealer, then the Selected Dealer must execute the RIA Addendum which is attached hereto as Schedule III.

For the avoidance of doubt, any Shares of a Feeder Fund subject to the Distribution and Shareholder Servicing Fees are to compensate the Dealer Manager and other dealers and investment representatives (including the Selected Dealer) for services and expenses related to the marketing, sale and distribution of such Shares and/or for providing shareholder services.

Carey Financial, LLC	7	Selected Dealer Agreement

7.
Reserved Shares. The number of Shares, if any, to be reserved for sale by each Selected Dealer may be decided by the mutual agreement, from time to time, of the Dealer Manager and the Feeder Fund in which Shares are then being offered. The Dealer Manager reserves the right to notify Selected Dealer by United States mail or by other means of the number of Shares, if any, reserved for sale by Selected Dealer. Such Shares will be reserved for sale by Selected Dealer until the time specified in the Dealer Manager’s notification to Selected Dealer. Sales of any reserved Shares after the time specified in the notification to Selected Dealer or any requests for additional Shares will be subject to rejection in whole or in part by the Dealer Manager and the Feeder Fund.

8.	Blue Sky Qualification.

(a)
Notice of Blue Sky Qualification. The Dealer Manager will inform Selected Dealer as to the jurisdictions in which the Dealer Manager has been advised by CCIF 2016 T and each additional Feeder Fund that the Shares have been qualified for sale or are exempt under the respective securities or “Blue Sky” laws of such jurisdictions, but the Dealer Manager has not assumed and will not assume any obligation or responsibility as to Selected Dealer’s right to act as a broker and/or dealer with respect to any Feeder Fund’s Shares in any such jurisdiction. Selected Dealer agrees that Selected Dealer will not make any offers or sell any Shares except in jurisdictions in which the Dealer Manager may advise Selected Dealer that the Feeder Fund’s offering has been qualified or is exempt and in which Selected Dealer is legally qualified to make offers and further agrees to assure that each person to whom Selected Dealer sells Shares (at both the time of the initial purchase as well as at the time of any subsequent purchases) meets any special suitability standards which apply to sales in a particular jurisdiction, as described in the Blue Sky Survey and the Subscription Agreement.

Neither the Dealer Manager, the Master Fund, CCIF 2016 T nor any additional Feeder Fund assumes any obligation or responsibility in respect of the qualification of the Shares covered by a Feeder Fund’s Prospectus under the laws of any jurisdiction or Selected Dealer’s qualification to act as a broker and/or dealer with respect to the Shares in any jurisdiction. The Blue Sky Survey for each Feeder Fund, which has been or will be furnished to Selected Dealer, indicates the jurisdictions in which it is believed that the offer and sale of Shares covered by the Prospectus for that Feeder Fund are exempt from, or require action under, the applicable Blue Sky or securities laws thereof, and what action, if any, has been taken with respect thereto.

(b)
Selected Dealer’s Compliance Obligation. It is understood and agreed that under no circumstances will Selected Dealer, as a Selected Dealer, engage in any activities hereunder in any jurisdiction in which Selected Dealer may not lawfully so engage or in any activities in any jurisdiction with respect to the Shares in which Selected Dealer may lawfully so engage unless Selected Dealer has complied with the provisions hereof.

9.
Dealer Manager’s Authority. Subject to the Dealer Manager Agreement, the Dealer Manager shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the offering of Shares in CCIF 2016 T and each additional Feeder Fund or matters arising thereunder. The Dealer Manager shall not be under any liability to Selected Dealer (except (i) for its own lack of good faith and (ii) for obligations expressly assumed by the Dealer Manager hereunder) for or in respect of the validity or value of or title to, the Shares; the form of, or the statements contained in, or the validity of, the Registration Statement, the Prospectus or any amendment or supplement thereto, or any other instrument executed by CCIF 2016 T or any additional Feeder Fund or by others; the form or validity of the Dealer Manager Agreement or this Agreement; the delivery of the Shares; the performance by the Master Fund, the Feeder Funds or by others of any agreement on its or their part; the qualification of the Shares for sale under the laws of any jurisdiction; or any matter in connection with any of the foregoing; provided, however, that nothing in this paragraph shall be deemed to relieve the Master Fund, CCIF 2016 T, any additional Feeder Fund or the Dealer Manager from any liability imposed by the Securities Act. No obligations or liability on the part of the Master Fund, CCIF 2016 T or any additional Feeder Fund or the Dealer Manager shall be implied or inferred herefrom.

10.	Indemnification.

(a)
Incorporation of Indemnification Obligations Under the Dealer Manager Agreement. Under the Dealer Manager Agreement, CCIF 2016 T and the additional Feeder Funds have agreed to indemnify Selected Dealer and the Dealer Manager and each of their respective Indemnified Parties, in certain instances and against certain liabilities, including liabilities under the Securities Act in certain circumstances. Selected Dealer hereby agrees to indemnify the Master Fund, CCIF 2016 T, the additional Feeder Funds and each of their Indemnified Parties as provided in the Dealer Manager Agreement and to indemnify the Dealer Manager to the extent and in the manner that Selected Dealer agrees to indemnify the Master Fund, CCIF 2016 T and the additional Feeder Funds in the Dealer Manager Agreement.

Carey Financial, LLC	8	Selected Dealer Agreement

(b)
Selected Dealer’s Indemnification and Hold Harmless Obligation. In furtherance of, and not in limitation of the foregoing, Selected Dealer will indemnify, defend and hold harmless the Dealer Manager, the Master Fund and the Feeder Funds and their officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each person who has signed a Registration Statement for a Feeder Fund (“Indemnified Parties”), from and against any losses, claims, damages or liabilities to which any of the Indemnified Parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims and expenses (including the reasonable legal and other expenses incurred in investigating and defending any such claims or liabilities), damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)
in whole or in part, any material inaccuracy in the Selected Dealer’s representations or warranties contained in this Agreement or any material breach of a covenant contained herein by Selected Dealer;

(ii)
subject to clause (iii), below, any untrue statement or any alleged untrue statement of a material fact contained in any Registration Statement or any post-effective amendment thereto or in any Prospectus or any amendment or supplement to the Prospectus; or in any Approved Sales Literature; or in any Blue Sky Application or other document executed by CCIF 2016 T and the additional Feeder Funds or on their behalf specifically for the purpose of qualifying any or all of a Feeder Fund’s Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Master Fund, CCIF 2016 T or the additional Feeder Funds under the securities laws thereof;

(iii)
the omission or alleged omission to state a material fact required to be stated in any Registration Statement or any post-effective amendment thereof to make the statements therein not misleading or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that in each case described in clauses (ii) and this (iii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Master Fund, CCIF 2016 T, an additional Feeder Fund or the Dealer Manager by Selected Dealer specifically for use with reference to Selected Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof, the Prospectus or any such amendment thereof or supplement thereto, any Approved Sales Literature or any Blue Sky Application;

(iv)	any use of sales literature, including “broker-dealer use only” or institutional materials, by Selected Dealer that is not Approved Sales Literature;

(v)
any untrue statement made by Selected Dealer or Selected Dealer’s representatives or agents or omission by Selected Dealer or Selected Dealer’s representatives or agents to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares in each case, other than statements or omissions made in conformity with the Registration Statement, Prospectus, Approved Sales Literature or any other materials or information furnished by or on behalf of the Dealer Manager, the Master Fund, CCIF 2016 T and the additional Feeder Funds; or

(vi)
any failure by Selected Dealer to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the offering of Shares in a Feeder Fund, including applicable FINRA Rules, Exchange Act Rules and Regulations and the USA PATRIOT Act of 2001 (the “PATRIOT Act”).

Selected Dealer will reimburse the aforesaid parties for any reasonable legal or other expenses incurred in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Selected Dealer may otherwise have.

(c)
Notice of Claim. Promptly after receipt by any indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, promptly notify the indemnifying party of the commencement thereof; provided, however, the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such

Carey Financial, LLC	9	Selected Dealer Agreement

participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

(d)
Reimbursement. An indemnifying party under this Section 10 shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows: the indemnifying party shall pay all legal fees and expenses reasonably incurred by the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.

If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

11.
Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, the contribution provisions set forth in Section 8 of the Dealer Manager Agreement shall be applicable.

12.
The Master Fund and the Feeder Funds as Parties to Agreement. The Master Fund, CCIF 2016 T and the additional Feeder Funds shall each be a third party beneficiary of Selected Dealer’s representations, warranties, covenants and agreements contained in Sections 10 and 11 hereof, and shall have all enforcement rights in law and in equity with respect to those portions of this Agreement as to which it is a third party beneficiary.

13.	Privacy Laws; Compliance.

(a)	Selected Dealer agrees to:

(i)
abide by and comply with (A) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”); (B) the privacy standards and requirements of any other applicable federal or state law; and (C) Selected Dealer’s own internal privacy policies and procedures, each as may be amended from time to time;

(ii)
refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers, except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(iii)
determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights.

If any party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

14.
Anti-Money Laundering Compliance Programs. Selected Dealer represents to the Dealer Manager and to the Master Fund, CCIF 2016 T and the additional Feeder Funds that it has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with Section 352 of the PATRIOT Act and FINRA Rule 3310, that complies with applicable anti-money laundering laws and regulations, including, but not limited to, the customer identification program requirements of Section 326 of the PATRIOT Act, the suspicious activity reporting requirements of Section 356 of the PATRIOT Act, and the laws, regulations and Executive Orders administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury (collectively,

Carey Financial, LLC	10	Selected Dealer Agreement

“AML/OFAC Laws”). Selected Dealer hereby covenants to remain in compliance with the AML/OFAC Laws and shall, upon request by the Dealer Manager and/or the Master Fund, CCIF 2016 T or any additional Feeder Fund, provide a certification to the Dealer Manager and/or CCIF 2016 T or the Feeder Fund that, as of the date of such certification, its AML Program is compliant with the AML/OFAC Laws.
Upon request by the Dealer Manager and/or the Master Fund, CCIF 2016 T or any additional Feeder Fund at any time, Selected Dealer will (i) furnish a written copy of its AML Program, or a summary of its AML Program, to the Dealer Manager and/or the Master Fund and/or the Feeder Fund for review, and (ii) furnish any information that the Dealer Manager and/or the Master Fund and/or the Feeder Fund may request to satisfy applicable AML/OFAC laws.

15.	Miscellaneous.

(a)
Ratification of Dealer Manager Agreement. Selected Dealer hereby authorizes and ratifies the execution and delivery of the Dealer Manager Agreement by the Dealer Manager as Dealer Manager for itself and on behalf of all Selected Dealers (including the Selected Dealer that is a party hereto) and authorizes the Dealer Manager to agree to any variation of its terms or provisions and to execute and deliver any amendment, modification or supplement thereto. Selected Dealer hereby agrees to be bound by all provisions of the Dealer Manager Agreement relating to Selected Dealers. Selected Dealer also authorizes the Dealer Manager to exercise, in the Dealer Manager’s discretion, all the authority or discretion now or hereafter vested in the Dealer Manager by the provisions of the Dealer Manager Agreement and to take all such actions as the Dealer Manager may believe desirable in order to carry out the provisions of the Dealer Manager Agreement and of this Agreement.

(b)
Termination. This Agreement, except for the provisions of Sections 9 (Dealer Manager’s Authority), 10 (Indemnification), 11 (Contribution), 12 (The Master Fund and the Feeder Funds as Parties to Agreement), 13 (Privacy Laws; Compliance) and this Section 15 (Miscellaneous), may be terminated at any time by any party hereto by two days’ prior written notice to the other party and, in all events, as to a Feeder Fund, this Agreement shall terminate on the termination date of the Dealer Manager Agreement as to the Feeder Fund, except for the provisions of Sections 9, 10, 11, 12, 13 and this Section 15.

(c)	Communications. Any communications from Selected Dealer should be in writing addressed to the Dealer Manager at:
Carey Financial, LLC
50 Rockefeller Plaza
New York, New York 10020
Facsimile No.: (212) 492-8922
Attention: C. Jay Steigerwald III
with a copy to:
Kunzman & Bollinger, Inc.
5100 N. Brookline Avenue, Suite 600
Oklahoma City, Oklahoma 73112
Facsimile No: (405) 942-3501
Attention: Wallace W. Kunzman, Jr.
Any notice from the Dealer Manager to Selected Dealer shall be deemed to have been duly given if mailed, communicated by electronic delivery or facsimile or delivered by overnight courier to Selected Dealer at Selected Dealer’s address shown below.

(d)
No Partnership. Nothing herein contained shall constitute the Dealer Manager, Selected Dealer, the other Selected Dealers or any of them as an association, partnership, limited liability company, unincorporated business or other separate entity.

(e)
Notice of Registration Statement Effectiveness. The Dealer Manager will notify Selected Dealer in writing when the initial Effective Date of the offering of Shares in CCIF 2016 T and each additional Feeder Fund has occurred. Selected Dealer agrees that Selected Dealer will not make any offers to sell the Shares or solicit purchasers for the Shares until Selected Dealer has received such written notice of the initial Effective Date from the Dealer Manager or the Feeder Fund. This Agreement shall be effective for all sales by Selected Dealer on and after the initial Effective Date of the offering of Shares in CCIF 2016 T and each additional Feeder Fund in which Shares are then being offered.

(f)
Transfer Agent. CCIF 2016 T and each additional Feeder Fund may authorize its transfer agent to provide information to the Dealer Manager and Selected Dealer regarding record holder information about the clients

Carey Financial, LLC	11	Selected Dealer Agreement

of Selected Dealer who have invested with the Feeder Fund on an on-going basis for so long as Selected Dealer has a relationship with such client. Selected Dealer shall not disclose any password for a restricted website or portion of a website provided to Selected Dealer in connection with the offering of Shares in CCIF 2016 T or any additional Feeder Fund and shall not disclose to any person, other than an officer, director, employee or agent of Selected Dealer, any material downloaded from such restricted website or portion of a restricted website.

(g)
Assignment. Selected Dealer shall have no right to assign this Agreement or any of its rights hereunder or to delegate any of its obligations. Any purported assignment or delegation by Selected Dealer shall be null and void. The Dealer Manager shall have the right to assign any or all of its rights and obligations under this Agreement by written notice of any such assignment to Selected Dealer, and Selected Dealer shall be deemed to have consented to such assignment by execution hereof.

(h)
Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

(i)
Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

(j)
Strict Performance. The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

(k)
Suspension or Termination of an Offering. Selected Dealer agrees to suspend or terminate the offering and sale of the Shares in the primary offering of CCIF 2016 T and each additional Feeder Fund upon request of the Feeder Fund at any time and to resume the offering and sale of its Shares upon subsequent request of the Feeder Fund.

Carey Financial, LLC	12	Selected Dealer Agreement

If the foregoing is in accordance with Selected Dealer’s understanding and agreement, please sign and return the attached duplicate of this Agreement. Selected Dealer’s indicated acceptance hereof shall constitute a binding agreement between Selected Dealer and the Dealer Manager. This Agreement will take effect the later of (i) the execution hereof; or (ii) the Effective Date of each Feeder Fund in which Selected Dealer elects to participate as set forth on each Schedule II to this Agreement executed by Selected Dealer.

DEALER MANAGER

CAREY FINANCIAL, LLC

By:
Name:
Title:
Date:

[The Selected Dealer's acceptance of this Agreement is on the next page.]

Carey Financial, LLC	13	Selected Dealer Agreement

The undersigned dealer confirms its agreement to act as a Selected Dealer pursuant to all the terms and conditions of the above Selected Dealer Agreement and the attached Dealer Manager Agreement. The undersigned dealer hereby represents that it will comply with the applicable requirements of the Securities Act and the Exchange Act and the published rules and regulations of the Commission thereunder, and applicable blue sky or other state securities laws. The undersigned dealer represents and warrants that the undersigned dealer is duly registered as a broker-dealer under the provisions of the Exchange Act and the Exchange Act Rules and Regulations or is exempt from such registration. The undersigned dealer confirms that it and each salesperson acting on its behalf are members in good standing of FINRA and duly licensed by each regulatory authority in each jurisdiction in which the undersigned dealer or such salesperson will offer and sell Shares, or are exempt from registration with such authorities. The undersigned dealer hereby represents that it will comply with all rules and regulations promulgated by FINRA.

Dated:
Name of Selected Dealer

Federal Identification Number

By:
Name:
Authorized Signatory

Kindly have checks representing commissions forwarded as follows (if different than above): (Please type or print)

Name of Firm:

Address:
Street

City

State and Zip Code

(Area Code) Telephone Number

Attention:

Carey Financial, LLC	14	Selected Dealer Agreement

SCHEDULE I
Selected Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions (please check the appropriate boxes):

(i)	☐ all states or the following jurisdictions

☐ Alabama	☐ Montana
☐ Alaska	☐ Nebraska
☐ Arizona	☐ Nevada
☐ Arkansas	☐ New Hampshire
☐ California	☐ New Jersey
☐ Colorado	☐ New Mexico
☐ Connecticut	☐ New York
☐ Delaware	☐ North Carolina
☐ Florida	☐ North Dakota
☐ Georgia	☐ Ohio
☐ Hawaii	☐ Oklahoma
☐ Idaho	☐ Oregon
☐ Illinois	☐ Pennsylvania
☐ Indiana	☐ Rhode Island
☐ Iowa	☐ South Carolina
☐ Kansas	☐ South Dakota
☐ Kentucky	☐ Tennessee
☐ Louisiana	☐ Texas
☐ Maine	☐ Utah
☐ Maryland	☐ Vermont
☐ Massachusetts	☐ Virginia
☐ Michigan	☐ Washington
☐ Minnesota	☐ West Virginia
☐ Mississippi	☐ Wisconsin
☐ Missouri	☐ Wyoming

(ii)	☐ the District of Columbia, ☐ Puerto Rico and ☐ Virgin Islands

Carey Financial, LLC	15	Selected Dealer Agreement

SCHEDULE II TO SELECTED DEALER AGREEMENT
FORM OF ACCEPTANCE TO PARTICIPATE IN THE DISTRIBUTION OF
FEEDER FUNDS
Pursuant to Section 2 of the Selected Dealer Agreement with respect to Carey Credit Income Fund T (“Feeder Fund T”), Carey Credit Income Fund - I (“Feeder Fund I”) and other stated additional Feeder Funds, Selected Dealer agrees to participate in the distribution of the fund(s) selected below. In this regard, the Selected Dealer’s execution of this Schedule II confirms its agreement to act as a Selected Dealer on behalf of the fund(s) selected below pursuant to all the terms and conditions of the Selected Dealer Agreement and Dealer Manager Agreement for the Carey Credit Income Fund and the Feeder Fund(s).
☐ CHECK THIS BOX IF THE SELECTED DEALER AGREES TO PARTICIPATE IN FEEDER FUND T
The following reflects the Sales Commission, Marketing Fee and/or the Distribution and Shareholder Servicing Fee as agreed upon between the Dealer Manager and the Selected Dealer in connection with sales of Shares of Feeder Fund T, excluding Shares issued under Feeder Fund T’s DRIP.
Selling Commission
Subject to the terms and conditions set forth in the Selected Dealer Agreement and the Dealer Manager Agreement and, subject to any discounts and other special circumstances described in the “The Offering/Plan of Distribution” section of the Prospectus for Feeder Fund T, the Dealer Manager shall pay a selling commission to Selected Dealer of 3% of the gross proceeds from the Shares sold by it and accepted and confirmed by Feeder Fund T.
Marketing Fee

☐	Check this box if the Selected Dealer qualifies to receive a Marketing Fee of [____]% per Share sold, subject to the eligibility conditions set forth in Section 6(d) of the Selected Dealer Agreement.
Distribution and Shareholder Servicing Fee

☐
Check this box if, beginning the second calendar quarter after the close of Feeder Fund T’s primary offering, the Selected Dealer qualifies to receive the quarterly Distribution and Shareholder Servicing Fee in an amount and manner as described and set forth in the “The Offering/Plan of Distribution” section of Feeder Fund T’s prospectus, subject to the conditions set forth in Section 6(d) of the Selected Dealer Agreement.

☐ CHECK THIS BOX IF THE SELECTED DEALER AGREES TO PARTICIPATE IN FEEDER FUND I
Subject to the terms and conditions set forth in the Selected Dealer Agreement and the Dealer Manager Agreement and, subject to any other special circumstances described in the “The Offering/Plan of Distribution” section of the Prospectus for Feeder Fund I, the Dealer Manager may pay a portion of the Dealer Manager fee as a Marketing Fee reallowance to the Selected Dealer which is based on a percentage of the gross proceeds from the Shares sold by it and accepted and confirmed by Feeder Fund I as detailed below.
The following reflects the Marketing Fee as agreed upon between the Dealer Manager and the Selected Dealer in connection with sales of Shares of Feeder Fund I, excluding Shares issued under Feeder Fund I’s DRIP.
Marketing Fee

☐	Check this box if the Selected Dealer qualifies to receive a Marketing Fee of [____]% per Share sold, subject to the eligibility conditions set forth in Section 6(d) of the Selected Dealer Agreement.

Carey Financial, LLC	16	Selected Dealer Agreement

IN WITNESS WHEREOF, the parties have accepted and executed this Schedule II as shown below. This Schedule II will take effect as of the Effective Date of the Feeder Fund(s) to which it relates.

DEALER MANAGER:

CAREY FINANCIAL, LLC

By:
Name:
Title:
Date:

SELECTED DEALER:

(Name of Selected Dealer)

By:
Name:
Title:
Date:

Carey Financial, LLC	17	Selected Dealer Agreement

SCHEDULE III TO SELECTED DEALER AGREEMENT
RIA ADDENDUM
The Selected Dealer covenants, warrants and represents, during the full term of this Agreement, that:

1.	The name of the RIA is: ______________________________________________________.

2.	The RIA is affiliated with the Selected Dealer.

3.
Any investment adviser representative of the Selected Dealer’s affiliated RIA who recommends a purchase of Shares to an investor must also be associated with the Selected Dealer as a registered representative and be supervised by the Selected Dealer pursuant to the requirements set forth in the Selected Dealer Agreement.

4.
The sale of any Shares that are recommended by its affiliated RIA must be made by the Selected Dealer pursuant to the Selected Dealer Agreement and reflected on the books and records of the Selected Dealer, regardless of whether the Shares are held with a custodian.

5.
The Selected Dealer shall review and approve the investor’s account with its affiliated RIA as well as the transaction involving the sale of the Shares to the investor, including but not limited to, the activities of its registered representative who also is dually licensed with its affiliated RIA as an investment adviser representative.

6.	The Selected Dealer shall review and approve any outside custodial arrangement in connection with any purchase of Shares recommended by its affiliated RIA.

7.	The Selected Dealer’s affiliated RIA is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”).

8.
The Selected Dealer’s affiliated RIA shall comply with all applicable federal and state securities laws, including, without limitation, the disclosure requirements of the Investment Advisers Act, and the provisions thereof requiring disclosure of the compensation to be paid to the RIA.

9.	The Selected Dealer’s affiliated RIA shall maintain the records required by Section 204 of the Investment Advisers Act, and Rule 204-2 thereunder in the form and for the periods required thereby.
IN WITNESS WHEREOF, the parties have executed this Schedule III as shown below.

SELECTED DEALER:	DEALER MANAGER

CAREY FINANCIAL, LLC
(Name of Selected Dealer)

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Carey Financial, LLC	18	Selected Dealer Agreement

SCHEDULE IV TO SELECTED DEALER AGREEMENT
LIST OF ADDITIONAL FEEDER FUNDS SUBJECT TO THE TERMS OF THE SELECTED DEALER AGREEMENT
Pursuant to Section 2 of the Selected Dealer Agreement, notice is given by this Schedule IV of the formation of each new Feeder Fund identified below. Dealer Manager hereby invites Selected Dealer to participate in the public offering of the Shares of the funds identified below. Selected Dealer agrees to notify Dealer Manager of its acceptance of the invitation by executing an additional Schedule II to the Selected Dealer Agreement for the funds identified below in which Selected Dealer elects to participate and returning it to the Dealer Manager.

	Name of Feeder Fund	Date Distribution of Feeder Fund Commenced
a)	Carey Credit Income Fund 2016 T	7/24/2015
b)	Carey Credit Income Fund -I	7/31/2015
c)

This Schedule is only to be completed in conjunction with a new Feeder Fund which may be offered at a future date.

Carey Financial, LLC	19	Selected Dealer Agreement